FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
BETWEEN
JACK E. GOLSEN AND LSB INDUSTRIES, INC.
DATED MARCH 21, 1996

WHEREAS, there is an Employment Agreement between Jack E. Golsen and LSB Industries, Inc., dated March 21, 1996 (the "Agreement"); and

WHEREAS, such Agreement originally contained an expiration date of March 21, 2005; and

WHEREAS, on February 7, 2002, the Board of Directors of LSB Industries, Inc. determined and resolved that, upon expiration of the Agreement on March 21, 2005, there should be an extension of the Agreement for three additional three-year terms, pursuant to the terms and conditions set forth in the Agreement; and

WHEREAS, Jack E. Golsen and LSB Industries, Inc. have agreed to such extension of the Agreement.

NOW, THEREFORE, LSB Industries, Inc. and Jack E. Golsen hereby agree to amend the Agreement as follows:

1. Amendment to Section 1. Section 1 of the Agreement is hereby amended and restated in its interests to read as follows:

"1. Term. This Agreement shall commence immediately and shall continue for three years (the "Initial Three Year Term"). At the end of the Initial Three Year Term, this Agreement shall automatically extend for an additional three year period (the "Second Three Year Term") unless terminated by either party by the giving of written notice at least one (1) year prior to the termination of the Initial Three Year Term. At the end of the Second Three Year Term, this Agreement shall automatically extend for an additional three year period unless terminated by either party by the giving of written notice at least one (1) year prior to the termination of the Second Three Year Term (the "Third Three Year Term").

Upon the expiration of the term set forth above, this Agreement shall immediately renew and continue for three (3) additional three year terms. At the end of each such three year period, this Agreement shall automatically extend for an additional three year period, unless terminated by either party by giving written notice at least one year prior to the termination of such three year period. The Initial, Second and Third Three Year Terms and all extensions thereof shall collectively be referred to as the "Term"."

2. Amendment to Section 4.d. Section 4.d. of the Agreement is hereby amended and restated in its interests to read as follows:

"d. the Company shall pay to Golsen:

(1) in a lump sum cash payment on the date of Golsen's termination of employment, to the extent not therefore paid, the balance of Golsen's Annual Base Salary through the date of termination; and

(2) In the event that Golsen's employment is terminated for any reason, other than under subparagraphs a or b of paragraph 1 of this Section 4 or Disability under Section 5 hereof, the Company shall provide, at the Company's sole cost and expense, to Golsen and/or Golsen's family or estate, in a lump sum cash payment on the date of Golsen's termination of employment, a sum equal to the amount of the Annual Base Salary being paid to Golsen at the time of such termination and the amount of the Bonus paid to Golsen for the last fiscal year prior to such termination in which Golsen received a Bonus times the number of years remaining in the then current three-year term. For the purposes of this subparagraph (2), a partial year shall be considered a full year. In the event that Golsen becomes disabled, the Company agrees to pay him pursuant to Section 5 hereof."

3. Full Force and Effect. Except to the extent amended by this First Amendment, the Agreement will all remain in full force and effect in all respects.

    IN WITNESS WHEREOF, this Agreement is executed effective as of April 29, 2003.

9;                                                         LSB INDUSTRIES, INC.

                                                        By: 9;  /s/ Tony M. Shelby
                                                        Name:  Tony M. Shelby
                                                        Title: 9;  Vice President

                                                         /s/ Jack E. Golsen
                                                        JACK E. GOLSEN